EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lee Tong Tai, President, Chief Executive Officer and Chief Financial Officer, of Hubei Minkang Pharmaceutical Ltd. (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 14, 2014	By:	/s/ Lee Tong Tai
	Name:	Lee Tong Tai
	Title:	President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Hubei Minkang Pharmaceutical Ltd. and will be retained by Hubei Minkang Pharmaceutical Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.